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                                                               EXHIBIT 4(a)(iii)

        FORBEARANCE AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT


     THIS FORBEARANCE AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Agreement") is made as of the 10TH day of October, 2000, by and among PAUL HARRIS STORES, INC. ("Paul Harris"), PAUL HARRIS MERCHANDISING, INC. ("Merchandising"), PAUL HARRIS RETAILING, INC. ("Retailing"), PAUL HARRIS DISTRIBUTING, INC. ("Distributing"), THE J. PETERMAN COMPANY("Peterman"), PETERMAN PROPERTY CORP. ("Property") and PETERMAN WORLDWIDE CORP. ("Worldwide"), each an Indiana corporation except Property, which is a Delaware Corporation (each, a "Borrower" and collectively, "Borrowers"), jointly and severally, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                                    RECITALS

     A. Bank and Borrowers are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 28, 2000, as amended by that certain First Amendment to Loan and Security Agreement dated as of August 18, 2000 and that certain side letter dated August 18, 2000, amending the definition of "Advance Ratio" (the "Existing Loan Agreement," and as amended by this Agreement and as otherwise amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Bank has made certain Revolving Loans and issued certain Letters of Credit in an aggregate amount not exceeding $45,000,000.

     B. Borrowers have advised the Bank that subject to the Bank's consent, they intend to enter into one or more transactions by which all or substantially all of the assets of Peterman, Property and Worldwide will be sold or otherwise disposed of pursuant to documentation in form and substance satisfactory to the Bank in its sole discretion (collectively, the "Peterman Transaction Documents," and the transactions contemplated therein, collectively, the "Peterman Transactions"), and to remit all of the gross proceeds from the Peterman Transactions to the Bank for application to the Borrowers' Liabilities.

     C. In addition, certain Events of Default have occurred and are continuing by virtue of the Borrowers' failure to comply with the Tangible Net Worth, Minimum Sales Level and Minimum Collections Level covenants set forth in
Section 11.2(f) of the Loan Agreement (the "Specified Defaults"). The Borrowers have advised the Bank that they intend to seek to cure these Specified Defaults by, among other things, raising additional equity financing.

     D. Borrowers have requested that (i) the Bank consent to the Peterman Transactions and release its liens on the assets being sold or otherwise disposed of pursuant to the Peterman Transaction Documents, and (ii) the Bank agree to forbear from exercising its default-related rights and remedies in respect of the Specified Defaults through and including October 31, 2000, in order to give the Borrowers an opportunity to consummate an equity financing transaction.

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     E.   Subject to the terms and conditions set forth herein, the Bank has agreed to consent to the Peterman Transactions and to forbear temporarily from exercising its default-related rights and remedies in respect of the Specified Defaults.

          NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. AMENDMENTS TO THE EXISTING LOAN AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 18 hereof, the parties hereto hereby agree to amend the Existing Loan Agreement as follows:

          (a) Section 1.1 of the Existing Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order, and, with respect to definitions currently included in Section 1.1, by amending and restating such definitions as follows:

               (i) "Revolving Loan Borrowing Base" means, as at any date of determination thereof, an amount which is the sum of:

                       (A) the product of the amounts of (i) each component of Eligible Inventory, (ii) outstanding and issued documentary letters of credit, and (iii) Carryover Inventory, multiplied by the Advance Ratio, subject to the maximum amount of each such product to be included in the Revolving Loan Borrowing Base, as follows:

               COMPONENT OF INVENTORY                      MAXIMUM AMOUNT
               ----------------------                      --------------
               Eligible Inventory on premises.             None.
               Eligible Inventory in transit.              None.
               Eligible Inventory in transit not
                     supported by a letter of credit.      None.
               Outstanding and issued documentary
                     letters of credit.                    $20,000,000
               Carryover Inventory.                        $ 5,000,000

               plus    (B) the product of Non-Apparel Inventory multiplied by
          thirty percent (30%);

               plus    (C) seventy percent (70%) of the fair market value of the
          Mortgaged Property, which is the amount of Four Million Four Hundred Eighty Thousand Dollars ($4,480,000), as cumulatively reduced on the first day of each month commencing June, 2000 in the amount of Eighteen Thousand Six Hundred Sixty-Seven Dollars ($18,667) (the "Mortgaged Property Cap");

               plus    (D) the Special Advance available as described in
          Paragraph 2.1(b) of this Agreement.


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     For purposes hereof, "Advance Ratio" shall mean (i) up to Seventy-Five
Percent (75%) from the First Amendment Effective Date through October 31, 2000;
(ii) up to Seventy Percent (70%) from November 1, 2000 through November 8, 2000;
(iii) up to Sixty-Seven Percent (67%) from November 9, 2000 through November 15, 2000; (iv) up to Sixty-Four Percent (64% from November 16, 2000 through November 23, 2000; (v) up to Sixty Percent (60%) from November 24, 2000 through November 30, 2000; (vi) up to Fifty-Four Percent (54%) from December 1, 2000 through December 8, 2000; (vii) up to Fifty Percent (50%) from December 9, 2000 through December 15, 2000, (viii) up to Thirty-Five Percent (35%) from December 16, 2000 through December 31, 2000; (ix) up to Fifty Percent (50%) from January 1, 2001 through the Maturity Date; provided, however, that after receipt of projections which cover the period January 1, 2001 through the Maturity Date, the Bank may consider adjusting the advance rate, in its sole discretion.

               (ii) "Second Amendment" means that certain Forbearance and Second Amendment to Loan and Security Agreement dated as of October 10, 2000, among Bank and Borrowers.

               (iii) "Second Amendment Effective Date" means the date on which all of the conditions precedent set forth in Section 18 of the Second Amendment are either satisfied or waived by Bank.

          (b) Section 2.1(b) of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:

               (iii) Special Advance. Subject to all of the terms and conditions of this Agreement, Bank agrees to include as part of the Revolving Credit Commitment, a special advance to Borrowers on the First Amendment Effective Date in the principal amount of FOUR MILLION DOLLARS ($4,000,000) (the "Special Advance"), which shall bear interest in accordance with Section 4.1, shall be secured by all of the Collateral as provided for herein, and shall be secured by all of the Collateral as provided herein, and shall be due and payable as follows: (i) $2,000,000 on the Second Amendment Effective Date, (ii) $500,000 on the earlier of October 16, 2000 and the date on which any payments are first made pursuant to any Schotteinstein Agreements,
          (iv) $300,000 on October 20, 2000, (v) $300,000 on October 27, 2000,
          (vi) $300,000 on November 3, 2000, (vi) $300,000 on November 10, 2000,
          and (vii) $300,000 on November 17, 2000; provided, however, that any unpaid portion of the Special Advance shall be due and payable at any time all other Borrowers' Liabilities are due and payable pursuant to
          Section 12.3 hereof.

          (c) Schedule 11.2(f)(iv) of the Existing Loan Agreement is hereby amended to change the maximum Revolving Loan amount (including all Letters of Credit) for the month of October, 2000 from "$41,000" to "$45,000"

          (d) Schedule 7.5 to the Existing Loan Agreement is hereby deleted and the Amended Schedule 7.5 attached hereto is hereby substituted in lieu thereof.



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          SECTION 2. CONFIRMATION BY BORROWERS OF BORROWERS' LIABILITIES AND
EXISTING EVENTS OF DEFAULT.

          (a) Each Borrower acknowledges and agrees that as of October 10, 2000, the aggregate amount of the principal balance of the outstanding Borrowers' Liabilities under the Loan Agreement included at least the following amounts:

          Revolving Loans                 $33,941,575.96
          Letters of Credit               $ 8,996,390.76
                                          --------------
                                          $42,937,966.72

The foregoing amounts do not include all of the interest, fees, expenses, and other amounts which are chargeable or otherwise reimbursable under the Loan Agreement and the Other Agreements. Borrowers have no rights of offset, defense, claim or counterclaim with respect to any of the Borrowers' Liabilities.

          (b) Each of the Borrowers agrees and acknowledges (i) that each of the Specified Defaults constitutes a material Event of Default that has occurred and is continuing, (ii) that each Specified Default is presently uncured and is not subject to any grace period, and (iii) except for the Specified Defaults, no other Events of Default have occurred which remain continuing as of the date hereof. Except as provided in Section 3 below from and after the Second Amendment Effective Date, each Specified Default (i) relieves Bank from any obligation to extend any Loan or provide other financial accommodations under the Loan Agreement or Other Agreements, and (ii) permits Bank to, among other things, (A) suspend or terminate any commitment to provide Revolving Loans or make other extensions of credit under the Loan Agreement or the Other Agreements, (B) declare all Borrowers' Liabilities to be immediately due and payable and without notice or demand, (C) commence any legal or other action to collect any or all of the Borrowers' Liabilities from Borrowers and/or any Collateral or any other property (collectively, "Other Collateral") as to which any other Person granted Bank a security interest as security for the Borrowers' Liabilities or any guaranty thereof, (D) foreclose or otherwise realize on any or all of the Collateral and the Other Collateral, and/or appropriate, set-off and apply to the payment of any or all of the Borrowers' Liabilities, any or all of the Collateral and the Other Collateral and/or (E) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Loan Agreement or Other Agreements or applicable law.

          SECTION 3. FORBEARANCE. (a) Subject to the satisfaction of the conditions precedent set forth in Section 18 hereof, Bank agrees that until the expiration of the "Forbearance Period" (as hereinafter defined), Bank will temporarily forbear from the exercise of its default-related remedies against any Borrower solely with respect to the Specified Defaults; provided, however,
(i) Bank shall be entitled, at any time in its sole discretion, to charge the default rate of interest in respect of all Borrowers' Liabilities pursuant to
Section 4.1 of the Loan Agreement, (ii) the Borrowers shall comply during the Forbearance Period with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Loan Agreement or any of



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the Other Agreements, during the continuance of any Events of Default, and (iii)
nothing herein shall restrict, impair or otherwise affect Bank's rights and remedies under any agreements containing subordination provisions in favor of Bank (including, without limitation, any rights or remedies available to Bank as a result of the occurrence or continuation of the Specified Defaults) or amend or modify any provision thereof. As used herein, "Forbearance Period" means the period beginning on the date hereof and ending on the earlier to occur of (the occurrence of clause (i) or (ii), a "Termination Event"): (i) October 31, 2000, or (ii) the occurrence of any Forbearance Default. As used herein, "Forbearance Default" means (A) the occurrence of any Event of Default other than the Specified Defaults, (B) the failure of any Borrower to comply timely with any term, condition, or covenant set forth in this Agreement, (C) the failure of any representation or warranty made by any Borrower under or in connection with this Agreement to be true and complete in all material respects as of the date when made or any other breach of any such representation or warranty in any material respect, or (D) any occurrence, event or change in facts or circumstances that would have a material adverse effect on any Borrower or any of their respective assets.

          (b) Upon a Termination Event, Bank's agreement hereunder to forbear from exercising its default-related remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which each of the Borrowers waives. Each of the Borrowers agrees that Bank may at any time thereafter proceed to exercise any and all of its rights and remedies under any or all of the Loan Agreement and Other Agreements and/or applicable law, including, without limitation, its rights and remedies in connection with the Specified Defaults. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, Bank may, in its sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) suspend or terminate any commitment to provide Revolving Loans or other extensions of credit under any or all of the Loan Agreement and Other Agreements, (ii) declare all Borrowers' Liabilities to be immediately due and payable, (iii) commence any legal or other action to collect any or all of the Borrowers' Liabilities from Borrowers and/or any Collateral or Other Collateral, (iv) foreclose or otherwise realize on any or all of the Collateral and Other Collateral, and/or appropriate, setoff and apply to the payment of any or all of the Borrowers' Liabilities, any or all of the Collateral and Other Collateral, and (v) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Loan Agreement and Other Agreements and/or applicable law, all of which rights and remedies are fully reserved by Bank.

          (c) Any agreement by Bank to extend the Forbearance Period must be set forth in writing and signed by an officer of Bank. Each of the Borrowers acknowledges that Bank has not made any assurances concerning any possibility of an extension of the Forbearance Period.

          (d) Each of the Borrowers agrees and acknowledges that any Loan or other financial accommodation which Bank makes on or after the date hereof has been made by Bank in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in Section 6 and the other covenants and agreements of Borrowers hereunder.



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          SECTION 4. PETERMAN TRANSACTIONS.  Subject to satisfaction of the conditions precedent in Section 18 hereof, and subject to the remaining provisions of this Section, the Bank consents to the consummation of the Peterman Transactions:

          (a) The Peterman Transactions shall be consummated on terms and conditions satisfactory to Bank in its sole discretion and pursuant to the Peterman Transaction Documents in form and substance and satisfactory to the Bank in its sole discretion. The Peterman Transaction Documents shall include, without limitation, (i) that certain Agency Agreement dated as of October 11, 2000 (the Agency Agreement"), by and among Peterman, Paul Harris, The Ozer Group, LLC, Hilco Merchant Resources, LLC and Schottenstein Bernstein Capital Group, LLC (the latter three entities, collectively, the "Agent"), in form and substance satisfactory to Bank, (ii) that certain Purchase Agreement dated as of October 11, 2000, between Property and XYZ Corporation, in form and substance satisfactory to Bank (the agreements referenced in clauses (i) and (ii), the "Schottenstein Agreements"), and (iii) the Assignment and Assumption Agreement and Lease Termination Agreement dated October 12, 2000 ("Cole Agreement"), among Peterman, Paul Harris Stores, Inc. and the designee of Kenneth Cole Productions, Inc. (Cole Grand Central, Inc.) with respect to Peterman's Leasehold interest in space in which it has operated its Grand Central Station Store and the store fixtures therein, in form and substance satisfactory to Bank.

          (b) All gross proceeds of the Peterman Transactions shall be remitted to the Bank at the closing(s) of the Peterman Transactions for application to the Borrowers' Liabilities in the manner set forth subparagraph (c) below, and the Merchant LC (as defined in the Agency Agreement) shall be delivered immediately to Bank.

          (c) The proceeds of the Peterman Transactions to be remitted to the Bank at the closing(s) of the Peterman Transactions shall be applied to the Borrowers' Liabilities as follows:

                   (i) The first $2,500,000 shall be applied to the Special Advance; and

                   (ii) the balance of such proceeds shall be applied to the Borrowers' Liabilities (other than the Special Advance) in such manner as determined by the Bank in its sole discretion. Any proceeds of the Peterman Transactions remitted to the Bank after the closing thereof shall be applied to Borrowers' Liabilities in such manner as determined by the Bank in its sole discretion.

          (d) The aggregate amount of the proceeds from the Peterman Transactions to be remitted to the Bank at the closing(s) thereof shall be no less than $ 4,300,000.

          (e) The closing of the Peterman Transactions contemplated by the Cole Agreement shall occur no later than October 13, 2000, and the closing of the Peterman Transactions contemplated by the Schottenstein Agreements shall occur no later than October 16, 2000.

Upon satisfaction of the conditions set forth in subparagraphs (a) through (e) of this Section, Bank shall execute and deliver to Borrowers or the applicable buyers (i) UCC termination statements and other instruments and documents reasonably necessary or appropriate to



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effectuate the release of Bank's liens on and security interests in the assets of Peterman, Property and Worldwide being sold pursuant to the Peterman Transaction Documents, and (ii) as contemplated in the Agency Agreement, an Assignment of Security Interest in form and substance satisfactory to Bank in its sole discretion. Each Borrower agrees and covenants to cause to occur, and to comply with, each of the requirements set forth in subparagraphs (a) through
(e) above, and any breach of any such covenants shall constitute an immediate Event of Default and Forbearance Default.

          SECTION 5. AMENDMENT FEE. As consideration for the execution and delivery of the Agreement, Borrowers shall pay to Bank a fee in the amount of $20,000 ("Amendment Fee"), which fee shall be deemed fully earned and shall be paid on the Second Amendment Effective Date.

          SECTION 6. GENERAL RELEASE; INDEMNITY.

          (a) In consideration of, among other things, Bank's execution and delivery of this Agreement, and any other Loans or other financial accommodations which Bank elects to extend to Borrowers, each Borrower, on behalf of itself and its successors and assigns (collectively, "Releasors"), hereby forever waives, releases and discharges to the fullest extent permitted by law, and hereby agrees to hold each Releasee (as defined below) harmless from, any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), causes of action, demands, suits, costs, expenses and damages (collectively, the "Claims"), that any Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all of Bank in any capacity and its affiliates, shareholders and "controlling persons" (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the "Releasees"), based in whole or in part on facts, whether or not now known, existing on or before the execution of this Agreement. The receipt by any Borrower of any Loans or other financial accommodations made by Bank after the date hereof shall constitute a ratification, adoption, and confirmation by Borrowers of the foregoing general release of all Claims against any Releasee which are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. In entering into this Agreement, the Borrowers have consulted with, and been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the release set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section shall survive the termination of the Loan Agreement and the Other Agreements and payment in full of the Borrowers' Liabilities.

          (b) Borrowers hereby agree that their obligation to indemnify and hold the Releasees harmless as set forth in Section 6(a) hereof shall include an obligation to indemnify and hold Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever



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incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of Borrowers, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statue, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Agreement or any other document executed in connection herewith. The foregoing indemnity shall survive the termination of the Loan Agreement and the Other Agreements and the payment in full of the Borrowers' Liabilities.

          SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWERS.
To induce Bank to execute and deliver this Agreement, each Borrower represents, warrants and covenants that:

               (a) The execution, delivery and performance by each Borrower of this Agreement and all documents and instruments delivered in connection herewith and the Loan Agreement and all Other Agreements have been duly authorized, and this Agreement and all documents and instruments delivered in connection herewith and the Loan Agreement and all Other Agreements are legal, valid and binding obligations of each Borrower enforceable against each Borrower in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

               (b) After taking into account the Specified Defaults, each of the representations and warranties contained in the Loan Agreement and the Other Agreements is true and correct on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Loan Agreement and the Other Agreements is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;

               (c) Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate
          (i) any provision of any Borrower's corporate charter or bylaws or other governing documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Borrower is a party or by which any Borrower or any of its property is bound;



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               (d) Bank's security interests in the Collateral and the Other
          Collateral continue to be valid, binding, and enforceable first-priority security interests which secure the Borrowers' Liabilities (subject only to Permitted Liens), and no tax or judgment liens are currently of record against any Borrower;

               (e) The Bank has a first priority security interest in and lien on all of each Borrower's right, title and interest in and to the Peterman Transaction Documents, including, without limitation, all of each Borrower's rights, remedies, powers, options and privileges thereunder and all consideration payable thereunder to any Borrower (including, without limitation, the Guaranteed Amount and the Merchant LC, as those terms are defined in the Agency Agreement), and each Borrower jointly and severally agrees to cause all of the gross proceeds from the Peterman Transactions (including any proceeds from any drawing under the Merchant LC) to be remitted directly to Bank for application to the Borrowers' Liabilities; and

               (f) The recitals to this Agreement are true and correct.

          SECTION 8.  REFERENCE TO AND EFFECT UPON THE LOAN AGREEMENT.

          (a) Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Loan Agreement or any Other Agreements, and all rights of Bank and all of Borrowers' Liabilities, shall remain in full force and effect. Each Borrower hereby confirms that the Loan Agreement and the Other Agreements are in full force and effect and that no Borrower has any defenses, setoffs, claims or counterclaims to the Borrowers' Liabilities under the Loan Agreement or any Other Agreements.

          (b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement and any consents and waivers set forth herein shall not directly or indirectly (i) create any obligation to make any further Loans or to continue to defer any enforcement action after a Termination Event,
(ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Loan Agreement or any Other Agreements, (iii) amend, modify or operate as a waiver of any provision of the Loan Agreement or any Other Agreements or any right, power or remedy of Bank thereunder, or (iv) constitute a course of dealing or other basis for altering any Borrowers' Liabilities or any other contract or instrument. Except as expressly set forth herein, Bank reserves all of its rights, powers, and remedies under the Loan Agreement and the Other Agreements, and/or applicable law. All of the provisions of the Loan Agreement and the Other Agreements, including, without limitation, the time of the essence provisions, are hereby reiterated, and if ever waived, reinstated.

          (c) Upon the effectiveness of this Agreement, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby, and the term "Other Agreements" shall include, without limitation, this Agreement.

          SECTION 9. COSTS AND EXPENSES. As provided in Section 13.12 of the Loan Agreement, Borrowers jointly and severally agree to promptly reimburse Bank on demand for all


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fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Agreement and the other agreements and documents executed in connection herewith.

          SECTION 10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

          SECTION 11. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

          SECTION 12. CONSTRUCTION. This Agreement and all other agreements and documents executed in connection herewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party's counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. If any matter is left to the decision, right, requirement, request, determination, judgment, opinion, approval, consent, waiver, satisfaction, acceptance, agreement, option or discretion of Bank, its employees, Bank's counsel, or any agent for or contractor of Bank, in the Loan Agreement or any Other Agreement, such action shall be deemed to be exercisable by Bank or such other person in its sole and absolute discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, "option" and "discretion" shall be implied by the use of the words "if" and "may."

          SECTION 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile transmission a signature page of this Agreement signed by such party, and any such facsimile signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement.

          SECTION 14. SEVERABILITY. The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or Borrowers' Liabilities under this Agreement or of such provision or obligation in any other jurisdiction.


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          SECTION 15. TIME OF ESSENCE. Time is of the essence in the payment and performance of each of the Borrowers' Liabilities of the Borrowers hereunder and with respect to all conditions to be satisfied by the Borrowers.

          SECTION 16. FURTHER ASSURANCES. Each Borrower agrees to take all further actions and execute all further documents as Bank may from time to time reasonably request to carry out the transactions contemplated by this Agreement.

          SECTION 17. NOTICES. All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Loan Agreement.

          SECTION 18. EFFECTIVENESS. This Agreement shall become effective at the time (the "Second Amendment Effective Date") that all of the following conditions precedent have been met (or waived) as determined by Bank in its sole discretion:

               (a) Agreement. Duly executed signature pages for this Agreement signed by Bank and Borrowers shall have been delivered to Bank.

               (b) Peterman Transactions. The applicable Borrowers shall have
          (i) executed and delivered the Cole Agreement in form and substance satisfactory to Bank in its sole discretion, (ii) consummated the Peterman Transactions contemplated by the Cole Agreement on terms and conditions satisfactory to Bank in its sole discretion on or before October 13, 2000, (iii) remitted to Bank at the closing of the Peterman Transactions contemplated by the Cole Agreement all gross proceeds and (iv) the aggregate amount of proceeds so remitted to Bank at closing shall be no less than $2,000,000.

               (c) Due Authorization. Each Borrower shall have delivered to Bank copies of valid resolutions of the Board of Directors of such Borrower certified by the Secretary or Assistant Secretary of such Borrower authorizing the execution, delivery, and performance of this Agreement and all other agreements and documents executed in connection therewith, and each Borrower shall have delivered to Bank any other evidence requested by Bank concerning the due execution and authorization of this Agreement and all other agreements and documents executed in connection therewith.

               (d) Amendment Fee. The Amendment Fee shall have been paid to
          Bank.

               (e) Representations. The representations and warranties contained herein shall be true and correct in all respects, and no Event of Default or event which with notice, the passage of time or both would constitute an Event of Default, other than the Specified Defaults, shall exist on the date hereof.

               (f) No Material Adverse Change. There shall have occurred no material adverse change in the business, operations, financial conditions, profits or prospects, or in the Collateral of any Borrower.

               (g) Other Corporate Proceedings. All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Bank and its legal counsel.

          SECTION 19. WAIVERS BY BORROWERS. BORROWERS WAIVE (i) THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE LOAN AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE BORROWERS' LIABILITIES OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY BANK ON WHICH BORROWERS MAY IN ANY WAY BE LIABLE AND HEREBY RATIFY AND CONFIRM WHATEVER BANK MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING BANK TO EXERCISE ANY OF BANK'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER
ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; (v) ANY RIGHT BORROWERS MAY HAVE UPON PAYMENT IN FULL OF THE BORROWERS' LIABILITIES TO REQUIRE BANK TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWERS UNTIL TERMINATION OF THE LOAN AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION OF BORROWERS, AND BY ANY PERSON WHO PROVIDES FUNDS TO BORROWERS WHICH ARE USED IN WHOLE OR IN PART TO SATISFY THE BORROWERS' LIABILITIES, OF AN AGREEMENT INDEMNIFYING BANK FROM ANY LOSS OR DAMAGE BANK MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY BANK FROM BORROWERS OR ANY ACCOUNT DEBTOR AND APPLIED TO THE BORROWERS' LIABILITIES AND RELEASING AND INDEMNIFYING, IN THE SAME MANNER AS DESCRIBED IN SECTION 6 OF THIS AGREEMENT, THE RELEASEES FROM ALL CLAIMS ARISING ON OR BEFORE THE DATE OF SUCH TERMINATION STATEMENT; AND (vi) NOTICE OF ACCEPTANCE HEREOF, AND BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO BANK'S ENTERING INTO THIS AGREEMENT AND THAT BANK IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. BORROWERS WARRANT AND REPRESENT THAT THEY HAVE REVIEWED THE FOREGOING WAIVERS WITH THEIR LEGAL COUNSEL AND HAVE KNOWINGLY AND VOLUNTARILY WAIVED THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          SECTION 20. ASSIGNMENTS; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of each Borrower and Bank and their respective successors and assigns; provided, that no Borrower may delegate any of its duties hereunder and may not assign any of its rights or remedies set forth in this Agreement without the prior written consent of Bank. No Person other than the parties hereto, and in the case of Section 6 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 6 hereof) are hereby expressly disclaimed.

          SECTION 21. FINAL AGREEMENT. This Agreement, the Loan Agreement, the Other Agreements, and the other written agreements, instruments, and documents entered into in connection therewith (collectively, the "Borrower/Lender Documents") set forth in full the terms of agreement between the parties and are intended as the full, complete, and exclusive contract governing the relationship between the parties, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. No term of the Borrower/Lender Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Bank's exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties hereto.

                            [signature page follows]

          IN WITNESS WHEREOF, this Forbearance and Second Amendment to Loan and Security Agreement has been executed by the parties hereto as of the date first written above.

                                           PAUL HARRIS STORES, INC.



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------



                                           PAUL HARRIS MERCHANDISING, INC.



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------



                                           PAUL HARRIS RETAILING, INC.



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------



                                           PAUL HARRIS DISTRIBUTING, INC.



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------



                                           THE J. PETERMAN COMPANY



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------

                                           PETERMAN PROPERTY CORP.



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------



                                           PETERMAN WORLDWIDE CORP.



                                           By:  /s/ Richard R. Hettlinger
                                                --------------------------------
                                           Its: Senior VP - CFO
                                                --------------------------------



                                           LASALLE BANK NATIONAL ASSOCIATION



                                           By:  /s/ William A. Stapel
                                                --------------------------------
                                           Its: F.V.P.
                                                --------------------------------








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